Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES 2019 THIRD QUARTER RESULTS

October 29, 2019 - FHLBank Topeka (FHLBank) announces its 2019 third quarter operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $48.5 million for the three months ended September 30, 2019 compared to $41.5 million for the three months ended September 30, 2018. For the nine months ended September 30, 2019, FHLBank is reporting net income of $133.0 million compared to $126.8 million for the nine months ended September 30, 2018.

During the third quarter of 2019, FHLBank paid a dividend of 2.50 percent on the average outstanding shares of Class A Common Stock and 7.50 percent on the average outstanding shares of Class B Common Stock. Other operating highlights from the third quarter of 2019 are presented below. FHLBank expects to file its Form 10-Q for the quarter ended September 30, 2019 with the Securities and Exchange Commission (SEC) on or about November 7, 2019.

Operating Highlights
Net income for the three months ended September 30, 2019 increased $7.0 million, or 16.8 percent, compared to the same period in 2018 and increased by $6.2 million, or 4.8 percent, for the nine months ended September 30, 2019 compared to the same period in the prior year. The increase in both periods was driven by fair value fluctuations on derivatives and trading securities and the change in net interest income for the respective period. Declines in longer-term market interest rates since December 31, 2018 resulted in unrealized fair value losses recorded for the majority of economic derivatives for both the three- and nine-month periods ended September 30, 2019, but those losses were largely offset by positive fair value fluctuations on trading securities. Fair value net losses on economic derivatives and trading securities were recorded for both the three- and nine-month periods ended September 30, 2018, resulting in an increase in other income for both the three- and nine-month periods ended September 30, 2019 compared to the same periods in the prior year.

Net interest income for the three months ended September 30, 2019 was $74.4 million compared to $67.7 million for the same period in the prior year. For the nine months ended September 30, 2019, net interest income was $186.7 million compared to $203.0 million for the same period in the prior year. The average cost of debt increased for both the three- and nine-month periods ended September 30, 2019 compared to the same periods in the prior year due to an increase in average short-term interest rates between periods. Market interest rates, particularly long-term interest rates, decreased during the second and third quarters of 2019, which caused an increase in prepayment speeds on mortgage-related assets, resulting in acceleration of premium amortization. However, this decrease in long-term market interest rates allowed FHLBank to replace some callable consolidated obligation bonds at a lower cost, which FHLBank expects will eventually partially offset the recent increase in the average cost of debt. Accelerated amortization of concessions (i.e. broker fees) on called debt and accelerated premium amortization on mortgages and mortgage-backed securities reduced net interest income for both the three- and nine-month periods ended September 30, 2019. Both periods were also impacted by fair value fluctuations on designated fair value hedges; however, the impact was positive for the third quarter of 2019 and negative for the 2019 year-to-date period.

The change in net interest income for both the three- and nine-month periods ended September 30, 2019 was also impacted by the adoption of a new hedge accounting standard on January 1, 2019 that requires fair value fluctuations on designated fair value hedges to be presented in the income statement line item related to the hedged item, which is interest income/expense for FHLBank. The guidance was adopted prospectively, so the fair value fluctuations on fair value hedges in the prior year are presented in other income, which creates a lack of comparability between periods.

The increase in net income for the current quarter resulted in an increase in return on average equity (ROE), from 6.89 percent for the three months ended September 30, 2018 to 7.54 percent for the three months ended September 30, 2019. The increase in net income combined with a decrease in average capital for the current nine-month period resulted in an increase in ROE, from 6.74 percent for the nine months ended September 30, 2018 compared to 7.14 percent for the nine months ended September 30, 2019. The weighted average dividend rate for the three months ended September 30, 2019 was 6.61 percent, which represented a dividend payout ratio of 53.2 percent, compared to a weighted average dividend rate of 6.32 percent and a payout ratio of 56.1 percent for the same period in 2018. The weighted average dividend rate for the nine months ended September 30, 2019 was 6.58 percent, which represented a dividend payout ratio of 55.7 percent, compared to a weighted average dividend rate of 6.10 percent and a payout ratio of 57.7 percent for the same period in 2018.

Balance Sheet Highlights
Total assets increased $9.4 billion, or 19.7 percent, from December 31, 2018 to September 30, 2019 primarily due to increases in short- and long-term investments, advances, and mortgage loans. The majority of the increase and change in composition of investments was in response to changes to regulatory liquidity requirements that became effective March 31, 2019, including the purchase of $5.0 billion in U.S. Treasury obligations since the third quarter of 2018. Total capital increased $204.1 million, or 8.3 percent, between periods due to the increase in capital stock from advance utilization and net income in excess of dividends paid.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of September 30, 2019 and December 31, 2018 and highlights of the results of operations for the three and nine months ended September 30, 2019 and 2018.

About FHLBank’s Non-GAAP Financial Measures
FHLBank management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which can be impacted by fair value changes driven by market volatility, gains/losses on instrument sales, or transactions that are considered unpredictable or not routine. FHLBank's business model is primarily one of holding assets and liabilities to maturity. However, FHLBank utilizes some assets and liabilities for liquidity purposes, which may involve periodic instrument sales. FHLBank reports the following non-GAAP financial measures that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest margin, and (3) adjusted ROE. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included below. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

Comparative adjusted income for the three and nine months ended September 30, 2019 and 2018 is calculated as follows:

	Three Months Ended		Nine Months Ended
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$48,491	$41,504	$132,964	$126,843
Affordable Housing Program (AHP) assessments	5,391	4,618	14,786	14,113
Income before AHP assessments	53,882	46,122	147,750	140,956
Derivative (gains) losses[1]	7,895	(7,224)	84,800	(34,253)
Trading (gains) losses	(16,186)	11,514	(86,784)	50,495
Prepayment fees on terminated advances	(373)	(153)	(517)	(254)
Net (gains) losses on sale of held-to-maturity securities	—	(1,529)	46	(1,591)
Total excluded items	(8,664)	2,608	(2,455)	14,397
Adjusted income (a non-GAAP measure)	$45,218	$48,730	$145,295	$155,353
_________

[1]	Consists of fair value changes on all derivatives and hedging activities excluding net interest settlements (see next table) on economic hedges.

FHLBank’s adjusted income, a non-GAAP financial measure which excludes fair value changes in derivatives and trading securities as well as other adjustments, decreased $3.5 million for the three months ended September 30, 2019 compared to the same period in the prior year. The decrease was primarily due to a $4.8 million decrease in adjusted net interest income (see next table), which was partially offset by a $1.8 million decrease in other expenses mostly due to fluctuations in the cost of employee benefits. Adjusted income decreased $10.1 million for the nine months ended September 30, 2019 compared to the same period in the prior year as a result of a $6.2 million decrease in adjusted net interest income and a $2.6 million increase in other expenses. For both the three- and nine-month periods ended September 30, 2019, the decline in adjusted net interest income compared to the same periods in the prior year was a result of accelerated amortization of concessions on called bonds and accelerated amortization of premiums on mortgage-related assets, as discussed previously. The increase in other expenses for the nine-month period ended September 30, 2019 was due primarily to an increase in mortgage loan transaction fees due to the growth in the portfolio.

Comparative adjusted net interest income for the three and nine months ended September 30, 2019 and 2018 is calculated as follows:

	Three Months Ended		Nine Months Ended
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Calculation of Adjusted Net Interest Income:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$74,415	$67,659	$186,660	$203,022
(Gains) losses on derivatives qualifying for hedge accounting recorded in net interest income[1]	(11,800)	—	7,099	—
Net interest settlements on derivatives not qualifying for hedge accounting	(691)	(1,192)	(1,238)	(4,592)
Prepayment fees on terminated advances	(373)	(153)	(517)	(254)
Adjusted net interest income (a non-GAAP measure)	$61,551	$66,314	$192,004	$198,176

Net interest margin, as calculated under GAAP for the period	0.51%	0.53%	0.45%	0.50%
Adjusted net interest margin (a non-GAAP measure)	0.42%	0.52%	0.46%	0.49%
_________

[1]
Beginning January 1, 2019, fair value gains and losses on fair value hedges are required to be presented in the income statement line item related to the hedged item, which impacts net interest income prospectively.

Management uses adjusted income to evaluate the quality of FHLBank's earnings. FHLBank management believes that the presentation of adjusted income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Management uses adjusted net interest income to evaluate the earnings impact of economic hedges. Under GAAP, the net interest amount that converts economically swapped fixed rate investments or liabilities to a variable rate is recorded as part of net gains (losses) on derivatives and hedging activities rather than net interest income. Presenting fixed rate investments with the corresponding net interest amount in adjusted net interest income reflects the widening of the spread between the variable rate assets created by the economic hedge and the variable rate liabilities funding them as a result of the change in the average London Interbank Offered Rate (LIBOR), Secured Overnight Financing Rate (SOFR), or Overnight Index Swap (OIS) rate between periods. Further, beginning January 1, 2019, fair value gains and losses on fair value hedges are required to be presented in the income statement line item related to the hedged item, which impacts net interest income. These fluctuations are excluded from the calculation of adjusted net income and adjusted net interest income.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds effective rate as a key measure of effective utilization and management of members’ capital. The decreases in adjusted ROE for the three and nine months ended September 30, 2019 compared to the same periods in the prior year reflect the decrease in adjusted net income for both periods.

Adjusted ROE spread for the three and nine months ended September 30, 2019 and 2018 is calculated as follows:

	Three Months Ended		Nine Months Ended
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,551,704	$2,388,912	$2,490,516	$2,516,496
ROE, based upon GAAP net income	7.54%	6.89%	7.14%	6.74%
Adjusted ROE, based upon adjusted income	7.03%	8.09%	7.80%	8.25%
Average overnight Federal funds effective rate	2.20%	1.92%	2.33%	1.70%
Adjusted ROE as a spread to average overnight Federal funds effective rate	4.83%	6.17%	5.47%	6.55%

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in FHLBank's capital structure; changes in economic and market conditions, including conditions in our district and the U.S. and global economy, as well as the mortgage, housing and capital markets; the possible discontinuance of LIBOR and the related effect on FHLBank's LIBOR-based financial products, investments, and contracts; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements, or changes in such requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, changes in interest rates and indices and the timing and volume of market activity; membership changes, including changes resulting from member failures or mergers, changes due to member eligibility, or changes in the principal place of business of members; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with all products and services; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	09/30/2019	12/31/2018
Financial Position
Investments[1]	$16,248,522	$10,305,382
Advances	30,634,583	28,730,113
Mortgage loans held for portfolio, net	9,833,763	8,410,462
Total assets	57,131,130	47,715,256
Deposits	756,376	473,820
Consolidated obligations, net	53,486,117	44,574,726
Total liabilities	54,472,808	45,261,004
Total capital stock	1,670,690	1,524,537
Retained earnings	972,948	914,022
Total capital	2,658,322	2,454,252

Regulatory capital[2]	2,646,115	2,442,156

	Three Months Ended		Nine Months Ended
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Results of Operations
Interest income	$396,060	$317,122	$1,148,930	$906,627
Interest expense	321,645	249,463	962,270	703,605
Net interest income before loan loss provision (reversal)	74,415	67,659	186,660	203,022
Provision (reversal) for credit losses on mortgage loans	393	(391)	509	(345)
Net gains (losses) on trading securities	16,186	(11,514)	86,784	(50,495)
Net gains (losses) on derivatives and hedging activities	(20,386)	6,032	(78,939)	29,661
Other income	2,693	3,982	7,690	9,809
Other expenses	18,633	20,428	53,936	51,386
Income before assessments	53,882	46,122	147,750	140,956
AHP assessments	5,391	4,618	14,786	14,113
Net income	48,491	41,504	132,964	126,843

Weighted average dividend rate[3]	6.61%	6.32%	6.58%	6.10%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[3]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.

Average Balances and Yields (dollar amounts in thousands):

	Three Months Ended				Nine Months Ended
	09/30/2019		09/30/2018		09/30/2019		09/30/2018
	Average Balance	Yield[9]	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Interest-earning assets:
Investments[1,2,3]	$19,168,813	2.75%	$15,451,383	2.37%	$18,538,027	2.59%	$15,981,975	2.16%
Advances[3,4]	29,613,293	2.50	27,319,208	2.31	28,486,279	2.65	30,765,902	2.00
Mortgage loans[5,6]	9,508,161	3.19	7,967,297	3.26	9,004,201	3.34	7,656,992	3.26
Other interest-earning assets	45,861	2.99	45,700	3.30	47,627	3.08	45,761	3.40
Total earning assets	$58,336,128	2.69%	$50,783,588	2.48%	$56,076,134	2.74%	$54,450,630	2.23%

Interest-bearing liabilities:
Deposits	$542,683	1.86%	$543,255	1.67%	$511,000	2.01%	$559,483	1.46%
Consolidated obligations[3,7]	55,007,152	2.30	47,890,979	2.04	52,910,104	2.41	51,389,707	1.81
Other borrowings	46,487	2.81	54,836	2.66	54,571	2.77	44,522	2.82
Total interest-bearing liabilities	$55,596,322	2.29%	$48,489,070	2.04%	$53,475,675	2.41%	$51,993,712	1.81%

Net interest spread		0.40%		0.44%		0.33%		0.42%

Net interest margin[8]		0.51%		0.53%		0.45%		0.50%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]
The non-credit portion of the other-than-temporary impairment discount on held-to-maturity securities and the fair value adjustment on available-for-sale securities are excluded from the average balance for calculations of yield since the changes are adjustments to equity.

[3]
Interest income/expense and average rates include the effect of associated derivatives that qualify for hedge accounting treatment. For 2019, interest amounts reported for advances, investments, and consolidated obligations include realized and unrealized gains (losses) on hedged items and derivatives in qualifying hedge relationships. Prior period interest amounts do not conform to new hedge accounting guidance adopted January 1, 2019.

[4]	Advance income includes prepayment fees on terminated advances.

[5]	Credit enhancement fee payments are netted against interest earnings on the mortgage loans.

[6]	Mortgage loans average balances include outstanding principal for non-performing conventional loans. However, these loans no longer accrue interest.

[7]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[8]	Net interest margin is defined as net interest income as a percentage of average earning assets.

[9]	An out-of-period adjustment of $14.5 million to interest income increased the yield on investments and total earning assets, net interest spread, and net interest margin.